Exhibit 10.1

SUBSCRIPTION AND SECURITY AGREEMENT

This Subscription and Security Agreement (this “Agreement”) is entered into as of _______________, by and among ReGen Biologics, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Issuer”), and the undersigned investors (together with their successors and permitted assigns, the “Investors” and each an “Investor”).  Capitalized terms used herein shall have the meanings set forth in Section 11.1. Capitalized terms used but not otherwise defined in Section 11.1 herein shall have the meanings set forth in the New York Uniform Commercial Code, as amended or supplemented from time to time (the “UCC”).

RECITALS

Subject to the terms and conditions of this Agreement the Issuer desires to issue and sell to the Investors an aggregate principal amount of up to $1,500,000 of the Issuer’s Secured Convertible Notes substantially in the form attached hereto as Exhibit A (the “Notes”) and warrants to purchase the Issuer’s Common Stock, par value $0.01 per share (“Common Stock”) pursuant to the terms of the warrant substantially in the form attached hereto as Exhibit B (the “Warrant”) and each Investor, severally and not jointly, desires to subscribe for and purchase the principal amount of Notes set forth on such Investor’s signature page hereto.

TERMS OF AGREEMENT

In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.             SUBSCRIPTION AND ISSUANCE OF NOTES.

1.1             Subscription and Issuance of the Notes.  At Closing, upon the terms and subject to the conditions set forth herein: (a) the Issuer agrees that it will issue to the Investors an aggregate principal amount of up to $1,500,000 of the Notes for an aggregate purchase price (the “Aggregate Purchase Price”) of up to $1,500,000 (the “Offering”), and each Investor, severally and not jointly, agrees that it will acquire from the Issuer Notes in the amount set forth on its signature page hereto; (b) the Issuer agrees that it will issue to each Investor, and each Investor severally and not jointly agrees that it will acquire from the Issuer, Notes, in each case, up to the aggregate principal amount set forth on the signature page for each Investor hereof (the “Commitment Amount”); (c) the Issuer agrees that it will issue to each Investor, and each Investor, severally and not jointly, agrees that it will acquire from the Issuer, a Warrant or Warrants; and (d) each Investor agrees to remit payment for its Commitment Amount in accordance with the provisions of Section 1.3.

1.2             Interest.  Interest (“Interest”) at the rate of 12.00% per annum shall be payable on the Due Date in arrears on the sum of the principal amount of each Note then outstanding.  Interest on the principal amount outstanding shall accrue daily and shall commence accruing from the date of Closing, and shall be computed on the basis of a 360-day year of twelve (12) 30-day months.

1.3             Payment for the Notes.  At Closing, upon the terms and subject to the conditions set forth herein, each Investor shall pay its Commitment Amount. All payments by Investors shall be paid in cash, by wire transfer of immediately available funds at the Closing or the Subsequent Closing, as applicable, or in some other form deemed acceptable by the Issuer, to an account designated in a written notice delivered by the Issuer to each Investor not later than two (2) business days prior to the Closing.

1.4             Repayment.  All outstanding principal and accrued and unpaid interest with respect to the Notes shall be repaid to each Holder of Notes by no later than the Due Date.  Subject to Section 3.3 on or prior to the Due Date, all outstanding principal and accrued and unpaid interest with respect to a Note shall be repaid (a) at the joint election of the Required Holders, in (i) the form of Equity Securities of the Issuer into which the Prior Bridge Notes convert (the “Prior Note Equity Securities”) if the Prior Bridge Notes have converted, (ii) the form of ReGen AG Convertible Debt upon consummation of a ReGen AG Debt Financing, or (iii) cash or (b) if no election has been made under (a) above prior to the consummation of a ReGen AG Equity Financing, then, upon such consummation, automatically in the form of ReGen AG Securities.  If the Notes are to be paid in Prior Note Equity Securities, any repayment shall be made in accordance with Section 3.1.  If the Notes are repaid in the form of ReGen AG Securities, the unpaid principal and interest balance of each Note shall be convertible in accordance with Section 3.2. If the Notes are repaid in the form of ReGen AG Convertible Debt, the unpaid principal and interest balance of each note shall be convertible in accordance with Section 3.3. Repayment or conversion of the Notes pursuant to this Section 1.4 shall include any applicable Fundamental Transaction Premium.

1.5             Fundamental Transaction Premium. Upon the consummation of a Fundamental Transaction (whether prior to, on or subsequent to the Due Date), each holder of Notes must elect to have such Notes repaid in cash or converted into Prior Note Equity Securities, ReGen AG Convertible Debt or ReGen AG Securities. Prior to repayment or conversion of the Notes, a premium shall be applied to the principal amount of each Note then outstanding equal to 300% of the outstanding principal amount of such Note (the “Fundamental Transaction Premium”) the day immediately preceding the consummation of such Fundamental Transaction and thereafter interest shall accrue in accordance with Section 1.2 on the principal amount of such Note the day immediately preceding the consummation of such Fundamental Transaction plus the premium applied pursuant to this Section 1.5 (such sum totaling four times the amount of outstanding principal the day immediately preceding the consummation of such Fundamental Transaction).

1.6             Legend.  Any certificate or certificates representing (i) the Notes or any Prior Bridge Note Securities or ReGen AG Securities into which any Note converts, (ii) any ReGen AG Convertible Debt or any equity securities into which the ReGen AG Convertible Debt converts or (iii) any Warrant or any shares issuable upon exercise of any Warrant shall bear the following legend, in addition to any legend that may be required by any Requirements of Law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

2.             CLOSINGS; TERMINATION.

2.1           Closing

The closing of the transactions contemplated herein (the “Closing”) shall take place on a date designated by the Issuer, which date shall be ________________.  The Closing shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Issuer, 2300 N Street, NW, Washington, DC 20037 or such other location as determined by the Issuer.  At the Closing (i) each Investor shall remit payment in accordance with Section 1.3; (ii) the Issuer shall issue to each Investor a Note representing the amount of such Investor’s Commitment Amount; (iii) the Issuer shall issue to each Investor a Warrant or Warrants, each exercisable for five (5) years from the date of Closing at the applicable Warrant Price, subject to the conditions to exercisability provided in the Warrants, to purchase a number of shares of Series G Preferred Stock of Issuer equal to the principal amount of the Note issued to such Investor divided by $3.00; and (iv) all other actions referred to in this Agreement which are required to be taken for the Closing shall be taken and all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered.

2.2           Termination.  This Agreement may be terminated at any time prior to the Closing or, upon conversion of the Notes in accordance with the terms of this Agreement or payment in full by Issuer of any Notes issued in connection with the Closing:

(a)           by mutual written consent of the Issuer and the Investors constituting the Required Consent;

(b)           with respect to any Investor’s obligations hereunder, by such Investor, upon a materially inaccurate representation or breach of any material warranty, covenant or agreement on the part of the Issuer set forth in this Agreement, in either case such that the conditions in Section 10.1 would be reasonably incapable of being satisfied on or prior to the date of the Closing; or

(c)           by the Issuer, upon a materially inaccurate representation or breach of any material warranty, covenant or agreement on the part of the Investors set forth in this Agreement, in either case such that the conditions in Section 10.2 would be reasonably incapable of being satisfied on or prior to the date of the Closing.

2.3             Effect of Termination.  In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of the Issuer or the Investors to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties, covenants or agreements set forth in this Agreement. For the avoidance of doubt, for so long as the Issuer has any outstanding indebtedness under any of the Notes, the Lien on the Collateral and the security interest granted hereunder shall remain in effect for the benefit of the Investors or holders of the Notes then outstanding.

3.           CONVERSION TERMS.

3.1           Conversion into Prior Note Equity Securities.  If repayment of a Note is to be made in the form of Prior Note Equity Securities, then the number of shares of Prior Note Equity Securities to be issued in repayment of such Note will be determined by dividing (a) the principal amount (including the Fundamental Transaction Premium, if applicable) and any accrued and unpaid interest on that Note by (b) the purchase price per share at which the Prior Bridge Notes convert into the Prior Note Equity Securities..  The Prior Note Equity Securities into which the Notes convert shall be subject to and limited by the same terms of and granted the same rights as the Prior Note Equity Securities issued to holders of the Prior Bridge Notes.

3.2           Conversion into ReGen AG Securities.  If repayment of a Note is to be made in the form of ReGen AG Securities in connection with a ReGen AG Equity Financing, then the number of shares of ReGen AG Securities to be issued in repayment of each Note will be determined by dividing (a) the principal amount (including the Fundamental Transaction Premium, if applicable) and any accrued and unpaid interest on that Note by (b) the price per share of the ReGen AG Securities paid by the investors in the ReGen AG Equity Financing.  The ReGen AG Securities into which the Notes convert shall be subject to and limited by the same terms of and granted the same rights as the ReGen AG Securities otherwise issued by ReGen AG in the ReGen AG Equity Financing.  After the Due Date, if the Notes have not otherwise been repaid or converted, upon receipt by the Issuer of the Required Consent requesting a conversion into ReGen AG Securities, each Note shall be converted into the number of shares of ReGen AG Securities determined by dividing (a) the principal amount (including the Fundamental Transaction Premium, if applicable) and any accrued and unpaid interest on that Note by (b) 137 CHF.

3.3           Conversion into ReGen AG Convertible Debt.  If, at a time when any principal or interest balance remains outstanding under the Notes, ReGen AG shall issue any debt security that is convertible into any ReGen AG Securities (the “ReGen AG Convertible Debt”), then, upon obtaining the Required Consent, the entire outstanding principal (including the Fundamental Transaction Premium, if applicable) and interest balance of the Notes shall convert into ReGen AG Convertible Debt, with any unpaid principal (including the Fundamental Transaction Premium, if applicable) under the Notes being treated as principal under the ReGen AG Convertible Debt and any interest accrued but unpaid on the Notes being treated as accrued interest under the ReGen AG Convertible Debt; provided, that the amount of the principal (including the Fundamental Transaction Premium, if applicable) and interest under the Notes, which shall be in U.S. Dollars, shall be converted into Swiss Francs based on the Exchange Rate on the date of issuance of the ReGen AG Convertible Debt.  Upon conversion of the Notes into ReGen AG Convertible Debt, the Notes shall be delivered promptly to Issuer for cancellation.  The ReGen AG Convertible Debt into which the Notes convert shall be subject to and limited by the same terms of and granted the same rights as the ReGen AG Convertible Debt otherwise issued by ReGen AG in the ReGen AG Debt Financing.

3.4           Increase of Authorized Capital Stock.  To the extent conversion of the Notes into Prior Note Equity Securities in accordance with Section 3.1 or the conversion of the Prior Note Equity Securities if such securities are convertible would result in the issuance of more than the amount of shares of capital stock authorized under the Certificate of Incorporation, the Issuer shall, at such time, use its commercially reasonable efforts, subject to the approval of the Issuer’s shareholders, to increase the authorized capital stock of the Issuer such that all of the Prior Note Equity Securities and, if applicable the securities into which the Prior Note Equity Securities are convertible are authorized under the Certificate of Incorporation; provided, however, that, to the extent that the Investors are shareholders of the Issuer entitled to vote shares of Common Stock at an annual or special meeting of the shareholders of the Company, the Investors shall not unreasonably withhold their votes in favor of any such proposal to increase the authorized capital stock of the Issuer.

3.5           Increase in Share Capital of ReGen AG. To the extent conversion of the Notes into ReGen AG Securities in accordance with Section 3.2 or the conversion of the Notes into ReGen AG Convertible Debt in accordance with Section 3.3 would require an increase of the share capital of ReGen AG, the Investors, to the extent they are beneficial owners of ReGen AG Securities, shall not withhold their votes in favor of any such proposal to increase the share capital of ReGen AG.

4.             REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

As a material inducement to the Investors entering into this Agreement, subscribing for the Notes and Warrants, except as set forth in the Disclosure Schedules delivered to the Investors concurrently herewith, the Issuer represents and warrants to the Investors as follows:

4.1             Corporate Status.  The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Issuer and its Subsidiaries has full corporate power and authority to own and hold its properties and to conduct its business as described in the Issuer’s SEC Reports. Each of the Issuer and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business requires qualification or good standing, except for any failure to be so qualified or be in good standing that would not have a Material Adverse Effect.

4.2             Corporate Power and Authority.  The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  At or prior to the Closing, the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.  No further approval or authorization of any stockholder or the board of directors of the Issuer is required for the issuance and sale of the Notes and Warrants, the conversion or exercise thereof or, except as provided in Section 7.2, the filing of the Registration Statement.

4.3             Enforceability.  This Agreement has been duly executed and delivered by the Issuer and (assuming it has been duly authorized, executed and delivered by the Investors) constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except (a) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and (b) the indemnity provisions of Section 9 of this Agreement, to the extent such provisions may not be enforceable based upon public policy considerations, and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.4             No Violation.  Except as set forth on Schedule 4.4, the execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer’s issuance to the Investors of the Notes as contemplated by and in accordance with this Agreement), will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Certificate of Incorporation or Bylaws of the Issuer or any material Contract to which the Issuer is a party (except to the extent such a default, acceleration, or violation would not, in the case of a Contract, have a Material Adverse Effect on the Issuer), or materially violate any Requirement of Law applicable to the Issuer, or result in the creation or imposition of any material Lien upon any of the capital stock, properties or assets of the Issuer or any of its Subsidiaries (except where such violations of any Requirement of Law or creations or impositions of any Liens would not have a Material Adverse Effect on the Issuer or are specifically contemplated hereby).  Neither the Issuer nor any of its Subsidiaries is (a) in default under or in violation of any material Contract to which it is a party or by which it or any of its properties is bound or (b) to its knowledge, in violation of any order of any Governmental Authority, which, in the case of clauses (a) and (b), could reasonably be expected to have a Material Adverse Effect.

4.5             Consents/Approvals.  Except for the filing of a registration statement in accordance with Article 7 hereof and filings with the SEC and the securities commissions of the states in which the Notes are to be issued, no consents, filings, authorizations or other actions of any Governmental Authority are required to be obtained or made by the Issuer for the Issuer’s execution, delivery and performance of this Agreement which have not already been obtained or made.  No consent, approval, waiver or other action by any Person under any Contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

4.6             Valid Issuance.  Upon payment of the applicable purchase price by the Investor with respect to each Note purchased hereunder and delivery to the Investors of such Notes and the accompanying Warrants, such Notes and Warrants will be validly issued, fully paid and nonassessable and will be free and clear of all Liens imposed by the Issuer.  The Conversion Securities, and the shares issuable upon exercise of the Warrants (the “Warrant Shares”), when issued, will be validly issued, fully paid and nonassessable and will be free and clear of all Liens imposed by the Issuer and will not be subject to any preemptive rights or other similar rights of stockholders of the Issuer.

4.7             SEC Filings and Other Filings.  Except as set forth on Schedule 4.7, the Issuer has timely made all filings required to be made by it under the Exchange Act since December 31, 2008.  The Issuer has delivered or made accessible to the Investors true, accurate and complete copies of (a) the Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; (b) the Issuer’s definitive proxy statement dated April 17, 2009 relating to its 2009 Annual Meeting of Stockholders; (c) the Issuer’s Period Reports on Form 10-Q filed May 11, 2009 for the quarter ended March 31, 2009 and August 11, 2009 for the quarter ended June 30, 2009; and (d) each of the Issuer’s Current Reports on Form 8-K filed since January 1, 2009 (as such documents may have, since the time of their filing, been amended or supplemented, and together with all reports, documents and information filed or after the date first written above through the date of Closing with the SEC, collectively the “SEC Reports”).  The SEC Reports, when filed (unless amended and superseded by a later Issuer filing prior to the date hereof, then on the date of such later filing), complied in all material respects with all applicable requirements of the Exchange Act and the Securities Act, if and to the extent applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Reports.  None of the SEC Reports when filed (unless amended and superseded by a later Issuer filing prior to the date hereof, then on the date of such later filing) contained any misstatement of a material fact or omitted to state a material fact necessary to prevent the statements made therein from being misleading.

4.8             Commissions.  Except for those fees set forth on Schedule 4.8, the Issuer has not incurred any other obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

4.9             Capitalization.  As of August 31, 2010, the authorized capital stock of the Issuer consists of 165,000,000 shares of Common Stock and 60,000,000 shares of Preferred Stock.  Except as set forth on Schedule 4.9, all issued and outstanding shares of capital stock of the Issuer have been, and as of Closing will be, duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable state and federal securities laws in all material respects and were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any stockholder of the Issuer imposed by law.  As of August 31, 2010, the Issuer has issued and outstanding 25,788,314 shares of Common Stock, and 3,372,212 shares of Preferred Stock, of which 1,990,331 shares have been designated as Series A Convertible Preferred Stock and of which 1,381,881 shares have been designated as Series C Convertible Preferred Stock, which in the aggregate are convertible into 168,612 shares of Common Stock, not accounting for any fractional shares.  Except for outstanding options to purchase 3,359,332 shares of Common Stock and outstanding warrants to purchase 111,760,838 shares of Common Stock, as of August 31, 2010, there were no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock, and, except as set forth on Schedule 4.9, the Issuer is not a party to or subject to any agreement or understanding and, to the Issuer’s knowledge, there is no agreement or understanding between any Persons, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Issuer. The Issuer owns, directly or indirectly, all of the capital stock of its Subsidiaries, free and clear of any Liens or equitable interests other than as reflected in the SEC Reports.  Except as set forth in the SEC Reports, the Issuer has no obligation, contingent or otherwise, to redeem or repurchase any Equity Security or any security that is a combination of debt and equity.  Since August 31, 2010, except as set forth on Schedule 4.9, there has been no issuance of any capital stock or any issuance or entry into any options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock.

4.10           Material Changes.  Except as set forth on Schedule 4.10 and in the SEC Reports (excluding any “risk factors” or “forward-looking statements” sections thereof) or as otherwise contemplated herein, since December 31, 2009, there has been no Material Adverse Effect in respect of the Issuer and its Subsidiaries taken as a whole.  Except as set forth in the SEC Reports (excluding any “risk factors” or “forward-looking statements” sections thereof) or as otherwise contemplated herein, since December 31, 2009, there has not been: (i) any direct or indirect redemption, purchase or other acquisition by the Issuer of any shares of the Common Stock; (ii) any declaration, setting aside or payment of any dividend or other distribution by the Issuer with respect to the Common Stock; (iii) any borrowings incurred or any material liabilities (absolute, accrued or contingent) assumed, other than current liabilities incurred in the ordinary course of business, liabilities under Contracts entered into in the ordinary course of business, or liabilities not required to be reflected on the Issuer’s financial statements pursuant to GAAP or required to disclosed in the SEC Reports; (iv) any Lien or adverse claim on any of the Issuer’s material properties or assets, except for Liens for taxes not yet due and payable or otherwise in the ordinary course of business; (v) any sale, assignment or transfer of any of the Issuer’s material assets, tangible or intangible, except in the ordinary course of business; (vi) any extraordinary losses or waiver of any rights of material value; (vii) any material capital expenditures or commitments therefor other than in the ordinary course of business; (viii) any other material transaction other than in the ordinary course of business; (ix) any material change in the nature or operations of the business of the Issuer and its Subsidiaries; (x) any default in the payment of principal or interest in any material amount, or violation of any material covenant, with respect to any outstanding debt obligations that are material to the Issuer and its Subsidiaries as a whole; (xi) any material changes to the Issuer’s critical accounting policies or material deviations from historical accounting and other practices in connection with the maintenance of the Issuer’s books and records; or (xii) any agreement or commitment to do any of the foregoing.

4.11           Litigation; Investigations.  Except as set forth on Schedule 4.11 and in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Issuer’s knowledge, currently threatened against the Issuer or any of its Subsidiaries that questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on the Issuer or any material change in the current equity ownership of the Issuer. The foregoing includes, without limitation, actions pending or, to the Issuer’s knowledge, threatened involving the prior employment of any of the Issuer’s employees or their use in connection with the Issuer’s business of any information or techniques allegedly proprietary to any of their former employers.  Neither the Issuer nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority.  Except as set forth in the SEC Reports, there is no action, suit, proceeding or investigation by the Issuer or any of its Subsidiaries currently pending or which the Issuer or any of its Subsidiaries currently intends to initiate, which could reasonably be expected to have a Material Adverse Effect.

4.12           Rights of Registration, Voting Rights, and Anti-Dilution.  Except as contemplated in this Agreement and as set forth on Schedule 4.12, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any Person and, to the Issuer’s knowledge, no stockholder of the Issuer has entered into any agreements with respect to the voting of capital shares of the Issuer.  Except as set forth in Schedule 4.12, the issuance of the Notes and Warrants does not constitute an anti-dilution event for any existing security holders of the Issuer, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities.

4.13           Offerings.  Subject in part to the truth and accuracy of the Investors’ representations and warranties set forth in this Agreement, the offer, sale and issuance of the Notes, Warrants and Conversion Shares (together, the “Securities”) as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Issuer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.14           Licenses and Permits.  Except as disclosed in the SEC Reports or on Schedule 4.14, each of the Issuer and its Subsidiaries has all Permits under applicable Requirements of Law from all applicable Governmental Authorities that are necessary to operate its businesses as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Issuer nor any of its Subsidiaries is in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation, or noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Issuer’s knowledge, other than as disclosed in the SEC Reports, there is no proposed change in any Requirements of Law which would require the Issuer and its Subsidiaries to obtain any Permits in order to conduct its business as presently conducted that the Issuer and its Subsidiaries do not currently possess and the lack of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.15           Patents and Trademarks.  The Issuer and each of its Subsidiaries has, or has rights to use, all intellectual property, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property Rights”) that are necessary for use in connection with its business as presently conducted, except where the failure to have such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect.  To the Issuer’s knowledge, there is no existing infringement by another person or entity of any of the Intellectual Property Rights that are necessary for use in connection with the Issuer’s business as presently conducted.  The Issuer is not infringing on any intellectual property rights of any other person, nor is there any claim of infringement made or, to the Issuer’s knowledge, threatened by a third party against or involving the Issuer.

4.16           Insurance. The Issuer maintains and will continue to maintain insurance with such insurers, and insuring against such losses, in such amounts, and subject to such deductibles and exclusions as are customary in the Issuer’s industry and otherwise reasonably prudent, all of which insurance is in full force and effect.

4.17           Material Contracts. All material Contracts to which the Issuer or any Subsidiary is a party and which are required to have been filed by the Issuer on Exhibit 10 to the SEC Reports have been filed by the Issuer with the SEC pursuant to the requirements of the Exchange Act.  Except as disclosed in the SEC Reports, each such material Contract is in full force and effect, except as otherwise required pursuant to its respective terms, and is binding on the Issuer or its Subsidiaries, as the case may be, in each case, in accordance with its respective terms, and neither the Issuer or any of its Subsidiaries nor, to the Issuer’s knowledge, any other party thereto is in breach of, or in default under, any such material Contract, which breach or default would reasonably be expected to have a Material Adverse Effect.  Except as set forth in the SEC Reports, there exists no actual or, to the knowledge of the Issuer, threatened termination, cancellation or limitation of, or any material adverse modification or change in, the business relationship of the Issuer or any of its Subsidiaries, or the business of the Issuer or any of its Subsidiaries, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the business of the Issuer or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

4.18           Taxes.  The Issuer has filed all material federal, state and foreign income and franchise tax returns which are due, unless validly extended, and has paid or accrued all taxes shown as due thereon, unless validly extended, and the Issuer has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which is reasonably likely to have a Material Adverse Effect.

4.19           Private Placement.  Neither the Issuer nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which, to our knowledge, would be integrated with the sale of the Securities hereunder for purposes of the Securities Act or of any applicable stockholder approval provisions, nor will the Issuer or any of its Subsidiaries or Affiliates take any action or steps that would, to our knowledge, require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings; provided, however, that if any integration shall have occurred prior to repayment or conversion of the Notes, then the indemnification provisions under Section 9.1 shall apply notwithstanding anything stated therein.  Assuming the accuracy of the representations and warranties of the Investors, the offer and sale of the Securities by the Issuer to the Investors pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

4.20           Reservation of Warrant Shares.  The Issuer has validly reserved sufficient Warrant Shares to provide for conversion of the Warrants issued or issuable pursuant to this Agreement.

4.21           Designation of Series G Preferred Stock. The Issuer has filed the Certificate of Designations with the Office of the Secretary of the State of Delaware and such filing has become effective.

5.             REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.

As a material inducement to the Issuer entering into this Agreement and issuing the Notes and Warrants, and in reliance upon the representations and warranties of the Issuer in Section 4 hereof, each of the Investors severally and not jointly represents, warrants, and covenants to the Issuer as follows:

5.1             Power and Authority.  The Investor, if other than a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.  The Investor has the corporate, partnership or other power (or capacity) and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

5.2             Enforceability.  This Agreement has been duly executed and delivered by the Investor and (assuming it has been duly authorized, executed and delivered by the Issuer) constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except (a) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, and (b) the indemnity provisions of Section 9 of this Agreement, to the extent they may not be enforceable based upon public policy considerations, and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

5.3             Investment Intent.  The Investor is acquiring the Notes and Warrants hereunder for its own account and with no present intention of distributing or selling any of the Securities and further agrees not to transfer such Securities in violation of the Securities Act or any applicable state securities law, and no one other than the Investor has any beneficial interest in the Notes (except to the extent that the Investor may have delegated voting authority to its investment advisor), the Warrants, the Conversion Shares and the Warrant Shares.  The Investor agrees that it will not sell or otherwise dispose of any of the Securities unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws.  The Investor understands that the offer and sale by the Issuer of the Notes and Warrants being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor.  The Investor acknowledges that pursuant to Section 1.6 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Securities.

5.4             Accredited Investor.  The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

5.5             Adequate Information.  The Investor has received from the Issuer, and has had the opportunity to review, such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Notes and Warrants.  The Investor also acknowledges that the risk factors set forth on Exhibit C and contained in the SEC Reports have been delivered to the Investor and the Investor has had the opportunity to review such risk factors; provided, however, that delivery of such risk factors in no way alters or amends the representations, warranties and covenants made in this Agreement.

5.6             Opportunity to Question.  The Investor has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in the Investor’s examination of the Issuer, including the information that the Investor has received and reviewed as referenced in Section 5.6 hereof in relation to its investment in the Notes and Warrants.

5.7             No Other Representations.  No oral or written material representations have been made to the Investor in connection with the Investor’s acquisition of the Notes and Warrants which were in any way inconsistent with the information reviewed by the Investor.  The Investor acknowledges that in deciding whether to enter into this Agreement and to purchase the Notes and Warrants hereunder, it has not relied on any representations or warranties of any type or description made by the Issuer or any of its representatives with regard to the Issuer, any of its Subsidiaries, any of their respective businesses or properties, or the prospects of the investment contemplated herein, other than the representations and warranties set forth in Section 4 hereof.

5.8             Knowledge and Experience.  The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable the Investor to utilize the information referred to in Section 5.5 hereof and any other information made available by the Issuer to the Investor in order to evaluate the merits and risks of an investment in the Notes and Warrants and to make an informed investment decision with respect thereto.

5.9             Independent Decision.  The Investor is not relying on the Issuer or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Notes and Warrants.  The Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement (including the exhibits and schedules hereto) and on its examination and independent investigation in making its decision to acquire the Notes and Warrants.

5.10           Commissions.  The Investor has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

6.             COVENANTS.

6.1             Public Announcements.  The Issuer shall file within four (4) business days after the Closing a Current Report on Form 8-K with the SEC in respect of the transactions contemplated by this Agreement.  Prior to the earlier of the filing of such Current Report on Form 8-K or the fifth business day after the Closing, each Investor agrees not to make any public announcement or issue any press release or otherwise publicly disseminate any information about the subject matter of this Agreement.  Except as provided herein, the Issuer shall have the right to make such public announcements and shall control, in its sole and absolute discretion, the timing, form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof.  The Issuer may issue press releases relating to the transactions contemplated by this Agreement, but shall not identify any Investor in any such press release without the consent of such Investor, except as may be required by any Requirement of Law or rule of any exchange on which the Issuer’s securities are listed.  Notwithstanding the foregoing, each Investor may make such filings with and public disclosures to any Governmental Authority as are required, including but not limited to filings on Form 4 and Schedule 13D/G with the SEC.

6.2             Further Assurances.  Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.  Each of the Investors and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any Governmental Authority in connection with the consummation of the transactions contemplated hereby.  The Issuer and the Investors each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.  Except as may be specifically required hereunder, neither of the parties hereto nor their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

6.3             Notification of Certain Matters.  Prior to the Closing, each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

6.4             Confidential Information.

(a)           Except as contemplated by Sections 6.1 and 6.2 above, each of the Investors agrees that no portion of the Confidential Information (as defined below) shall be disclosed to third parties, except as may be required by law, without the prior express written consent of the Issuer; provided, that an Investor may share such information with such of its officers and professional advisors as may need to know such information to assist such Investor in its evaluation thereof on the condition that such parties agree to be bound by the terms hereof.  “Confidential Information” means the existence and terms of this Agreement, the transactions contemplated hereby, and the disclosures and other information contained herein, excluding any disclosures or other information that is or becomes publicly available without breach by the Investor of this Section 6.4.  Each of the Investors further agrees that it will not transfer the Notes acquired through this Offering or any Common Stock owned by such Investor until the earlier of the time the Issuer has publicly announced the completion of the Offering or the fifth business day after the Closing.

6.5            Disposition or Encumbrance of Collateral.  The Issuer will not without the prior written consent of the Collateral Agent (A) surrender or lose possession of (other than to the Investors), sell, lease, rent or otherwise dispose of or transfer (collectively, a “Transfer”) any of its property including without limitation its intellectual property or any right or interest therein, other than: (i) Transfers of inventory in the ordinary course of business, (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Issuer in the ordinary course of business, or (iii) Transfers of worn-out or obsolete equipment; (B) create, incur, assume or allow any Lien with respect to any of the Collateral, outside the ordinary course of business; or (C) remove any material portion of the Collateral from its present location within the State of California.

6.6            Covenants Regarding Intellectual Property.

(a)           The Issuer shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable Intellectual Property Rights now owned or hereafter developed or acquired by the Issuer, to the extent that the Issuer, in its reasonable business judgment, deems it appropriate to so protect such Intellectual Property Rights.

(b)           The Issuer shall promptly give Collateral Agent written notice of any applications or registrations of Intellectual Property Rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.

(c)           The Issuer shall (i) give Collateral Agent not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such Intellectual Property Rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Collateral Agent may reasonably request for Collateral Agent to maintain its perfection in such Intellectual Property Rights to be registered by Issuer; (iii) upon the request of Collateral Agent, either deliver to Collateral Agent or file such documents simultaneously with the filing of any such applications or registrations; or (iv) upon filing any such applications or registrations, promptly provide Collateral Agent with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Collateral Agent to be filed for Collateral Agent to maintain the perfection and priority of its security interest in such Intellectual Property Rights, and the date of such filing.

(d)           The Issuer shall execute and deliver such additional instruments and documents from time to time as Collateral Agent shall reasonably request to perfect and maintain the perfection and priority of Collateral Agent’s security interest in Issuer’s Intellectual Property.

(e)           The Issuer (i) shall provide the Required Holders with not less than 15 days prior written notice of any contemplated direct or indirect grant of any license or other interest in the Intellectual Property Rights to ReGen AG and (ii) shall not enter into any such license or interest without written confirmation that the terms thereof are reasonably acceptable to the Required Holders.

(f)           The Issuer shall (i) protect, defend and maintain the validity and enforceability of the Intellectual Property including all trade secrets, trademarks, patents and copyrights, (ii) use commercially reasonable efforts to detect infringements of the Intellectual Property and promptly advise Collateral Agent in writing of material infringements detected and (iii) not allow any material Intellectual Property to be abandoned, forfeited or dedicated to the public without the written consent of Collateral Agent, which shall not be unreasonably withheld.

6.7            Amendments of Notes.  So long as the Notes are outstanding, the Issuer shall be allowed to alter or change the terms of the Notes or the Warrants (including any applicable provisions of this Agreement notwithstanding anything to the contrary provided in Section 11.6) upon first obtaining the Required Consent, unless such alteration or change shall be deemed by the Issuer in good faith to adversely affect the Notes or the Warrants or the rights of any Holder, in which case the Issuer must first obtain consent of each Investor.

6.8            Further Issuances.  So long as the Notes are outstanding, the Issuer shall not issue any capital stock or issue or enter into any options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock, without the prior written consent of the Required Holders.

7.             REGISTRATION RIGHTS.

The Investors shall have the following registration rights with respect to the Registrable Securities owned by it:

7.1             Transfer of Registration Rights.  An Investor may assign the registration rights with respect to the Registrable Securities to any party or parties to which it may from time to time transfer all of the Notes and Warrants in accordance with Section 5.3   hereof; provided, that the transferee agrees in writing with the Issuer to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto.  Upon assignment of any registration rights pursuant to this Section 7.1, the Investor shall deliver to the Issuer a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Issuer in connection with effecting any such registration (collectively, each Investor and each such subsequent holder is referred to as a “Holder”).  The Issuer shall maintain at one of its offices a register for the recordation of the names and addresses of the Holders and principal amount of the Notes owing to each Holder pursuant to the terms hereof from time to time (for the purposes of this Section 7.1 only, the “Register”).  The Issuer and Holders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement.

7.2             Required Registration.  Following the Due Date, upon request of the Holders of a majority of the Registrable Securities, either issued or issuable upon conversion of the Prior Note Equity Securities, if applicable and the Warrant Shares, the Issuer will file a registration statement on Form S-1 (or S-3 if conditions change to allow the Issuer to use S-3) (the “Registration Statement”) for the resale of the Registrable Securities. The Issuer shall subsequently use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as soon as possible.  The Issuer shall thereafter maintain the effectiveness of the Registration Statement until the earlier of (a) the date on which all the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144 promulgated under the Securities Act (“Rule 144”), (b) such time as the Issuer reasonably determines, based on an opinion of counsel, that all of the Holders will be eligible to sell under Rule 144 all of the Securities then owned by the Holders within the volume limitations imposed by paragraph (e) of Rule 144 in the three month period immediately following the termination of the effectiveness of the Registration Statement, and (c) the first anniversary of the date the Registration Statement was declared effective by the SEC.  The Registration Statement filed pursuant to this Section 7.2 may include other securities of the Issuer that are held by Persons who, by virtue of agreements with the Issuer, are entitled to similar registration rights.

7.3             Registration Procedures.

(a)           In case of the Registration Statement effected by the Issuer subject to this Section 7, the Issuer shall keep the Investors, on behalf of Holder, advised in writing as to the initiation of such registration, and as to the completion thereof.  In addition, subject to Section 7.2 above, the Issuer shall, to the extent applicable to the Registration Statement:

(i)            prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep such registration continuously effective and free from any material misstatement or omission necessary to make the statements therein, in light of the circumstances, not misleading, and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 7.2;

(ii)           update, correct, amend and supplement the Registration Statement as necessary;

(iii)          notify the Holders promptly when the Registration Statement is declared effective by the SEC, and furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as any Holder may reasonably request from time to time;

(iv)      use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as any Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or (B) consent to general service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

(v)       notify each Holder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, subject to Section 7.6, the Issuer will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi)      cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Issuer are then listed and obtain all necessary approvals for trading thereon;

(vii)     provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement;

(viii)    upon the sale of any Registrable Securities pursuant to the Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities;

(ix)       with a view to making available to the Holders the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration, so long as any Registrable Securities are outstanding, the Issuer shall use its commercially reasonable efforts for a period of two years following the date of Closing:

(1)           to make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

(2)           to file with the SEC in a timely manner all reports and other documents required of the Issuer under the Exchange Act; and

(3)           to furnish to the Holders upon any reasonable request a written statement by the Issuer as to its compliance with the public information requirements of Rule 144(c) under the Securities Act; and

(x)         to advise the Holder promptly after it has received notice or obtained knowledge of the existence of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, and to make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

(b)           Notwithstanding anything stated or implied to the contrary in Section 7.3(a) above, the Issuer shall not be required to consent to any underwritten offering of the Registrable Securities or to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

(c)           Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 7.3(a)(v), and subject to Section 7.5, such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.3(a)(v) and, if so directed by the Issuer, will deliver to the Issuer at the Issuer’s expense all copies, other than permanent file copies, then in such Holder’s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(d)           Except as required by law, all expenses incurred by the Issuer in complying with this Section 7, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) incurred in connection with any registration, qualification or compliance pursuant to this Section 7 shall be borne by the Issuer.  All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

7.4             Further Information.  If Registrable Securities owned by a Holder are included in any registration, such Holder shall furnish the Issuer such information regarding itself as the Issuer may reasonably request and as shall be required in connection with any registration (or amendment or supplement thereto), referred to in this Agreement, and Holder shall indemnify the Issuer with respect thereto in accordance with Section 9 hereof.  Each Investor hereby represents and warrants to the Issuer that, upon request and in connection with the filing of a Registration Statement, it will accurately and completely provide any requested information, including answers the questions listed in Exhibit E of this Agreement, and the Investor agrees and acknowledges that the Issuer may rely on such information as being true and correct for purposes of preparing and filing the Registration Statement at the time of filing thereof and at the time it is declared effective, unless the Investor has notified the Issuer in writing to the contrary prior to such time.

7.5             Right of Suspension.

(a)           Notwithstanding any other provision of this Agreement or any related agreement to the contrary, the Issuer shall have the right, at any time, to suspend the effectiveness of the Registration Statement and offers and sales of the Registrable Securities pursuant thereto whenever, in the good faith judgment of the Issuer, (i) there exists a material development or a potential material development with respect to or involving the Issuer that the Issuer would be obligated to disclose in the prospectus used in connection with the Registration Statement, which disclosure, in the good faith judgment of the Issuer, after considering the advice of counsel, would be premature or otherwise inadvisable at such time or (ii) the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances, not misleading, including without limitation that period annually during which any Registration Statement would require suspension pending the Issuer’s new fiscal year financial statements (each, a “Suspension Event”).  In the event that the Issuer shall determine to so suspend the effectiveness of the Registration Statement and offers and sales of the Registrable Securities pursuant thereto, the Issuer shall, in addition to performing those acts required to be performed under the Securities Act and/or the Exchange Act or deemed advisable by the Issuer, deliver to each Holder written notice thereof, signed by the Chief Financial Officer or Chief Executive Officer of the Issuer.  Upon receipt of such notice, the Holders shall discontinue disposition of the Registrable Securities pursuant to the Registration Statement and prospectus until such Holders (x) are advised in writing by the Issuer that the use of the Registration Statement and prospectus (and offers and sales thereunder) may be resumed, (y) have received copies of a supplemental or amended prospectus, if applicable, and (z) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.  The Issuer will exercise commercially reasonable efforts to ensure that the use of the Registration Statement and prospectus may be resumed as quickly as practicable.

(b)           The Issuer’s right to suspend the effectiveness of the Registration Statement and the offers and sales of the Registrable Securities pursuant thereto, as described above in this Section 7.5(a), shall be for a period of time (the “Suspension Period”) beginning on the date of the occurrence of the Suspension Event and expiring on the earlier to occur of (i) the date on which the Suspension Event ceases, or (ii) ninety (90) days after the occurrence of the Suspension Event; provided, however, that there shall not be more than two Suspension Periods in any 12-month period.  Notwithstanding the foregoing, the Issuer shall be able to suspend the effectiveness of the Registration Statement and offers and sales of the Registrable Securities for any time period as may reasonably be required in order to update the Registration Statement to replace financial information which is no longer current, as required by applicable securities law.

(c)           In addition, in connection with any underwritten public offering of securities of the Issuer, if requested by the Issuer or its managing underwriter, each Holder will enter into a lock-up agreement pursuant to which such Holder will not, during the seven (7) days prior to, and for a period no longer than one hundred eighty (180) days following, the date of the prospectus (or if the offering is pursuant to a shelf registration statement, the date of the pricing prospectus supplement) relating to the offering, offer, sell or otherwise dispose of any securities of the Issuer without the prior consent of the Issuer and the managing underwriter, provided that the executive officers and directors of the Issuer enter into lock-up agreements for a period at least as long and on the same terms.

7.6             Transfer of Securities.  An Investor may transfer all or any part of its Securities to any Person under common management with the Investor and may distribute all or any part of the Conversion Shares to its equity holders or partners; provided, that any such transfer shall be effected in full compliance with all applicable federal and state securities laws, including, but not limited to, the Securities Act and the rules of the SEC promulgated thereunder.  The Issuer will effect such transfer of restricted certificates and will promptly amend or supplement the Prospectus forming a part of the Registration Statement to add the transferee to the selling stockholders in the Registration Statement; provided that the transferor and transferee shall be required to provide the Issuer with the information requested of the Investor in this Agreement, information reasonably necessary for the Issuer to determine that the transfer was effected in accordance with all applicable federal and state securities laws, including, but not limited to, the Securities Act and the rules of the SEC promulgated thereunder, and all other information reasonably requested by the Issuer from time to time in connection with any transfer, registration, qualification or compliance referred to in Section 7.4.

7.7             SEC Comments. Notwithstanding anything to the contrary contained in this Section 7, if the Issuer receives comments from the SEC, and following discussions with and responses to the SEC in which the Issuer uses its commercially reasonable efforts to cause as many Registrable Securities for as many Holders as possible to be included in the Registration Statement filed pursuant to Section 7.2 without characterizing any Holder as an underwriter (and in such regard uses its commercially reasonable efforts to cause the SEC to permit the affected Holders), the Issuer is unable to cause the inclusion of all Registrable Securities, then the Issuer may, upon written notice to the Holders, (i) remove from the Registration Statement such Registrable Securities and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the SEC may require in order for the SEC to allow such Registration Statement to become effective.  In furtherance of the foregoing, unless the SEC Restrictions otherwise require, any cut-back imposed pursuant to this Section 7.7 shall be allocated among the Registrable Securities of the Holders on a pro rata basis.

8.             SECURITY.

8.1             Collateral.  To secure repayment and performance of each and all of the obligations of the Issuer hereunder and under the Notes, the Issuer hereby pledges, grants, assigns and transfers to Collateral Agent, on behalf of the Investors and the Holders, a continuing first-priority security interest in the Collateral, equal in priority to the security interest held by the Collateral Agent on behalf of the holders of the Prior Bridge Notes under the Prior Subscription Agreement (the “Prior Collateral Agent”) as provided in the Intercreditor Agreement until such Prior Bridge Notes are no longer outstanding or are otherwise extinguished.  The Issuer’s grant of such security interest to the Collateral Agent shall secure the payment and performance of any and all indebtedness, obligations and liabilities arising from, or in any way related to, this Agreement and/or the Notes.

8.2             Perfection.  At any time and from time to time Issuer shall execute and deliver such further instruments and take such further action as may reasonably be requested by Collateral Agent to effect the purposes of this Agreement.  The Issuer hereby agrees that the Collateral Agent shall have all the rights and remedies of a secured party under the UCC and that at any time, and from time to time, the Issuer shall execute and deliver (or cause to be executed and delivered) any and all such further instruments and/or documents, including without limitation, a UCC-1 financing statement and intellectual property security filings with the United States Patent and Trademark Office and the Copyright Office, as Collateral Agent may consider reasonably necessary or desirable in order to effectuate, complete, perfect or preserve and maintain the Liens created hereby including without limitation to cause any financial institution or other entity with which Issuer maintains or invests any of its property to enter into an account control agreement with Collateral Agent in form and substance satisfactory to Collateral Agent.

8.3             Events of Default.  Any one or more of the following events shall constitute an Event of Default by Issuer under this Agreement: (i) if the Issuer fails to pay, when due, any amount owing in connection with this Agreement or the Notes; (ii) if the Issuer fails to perform any material obligation under this Agreement or the Notes; (iii) if an Insolvency Proceeding is commenced by or against Issuer; or an Event of Default shall occur under the Prior Subscription Agreement.

8.4             Remedies.  Upon the occurrence of any one or more Events of Default, (i) each Investor’s obligation to permit the Notes and the amounts due under the Notes to remain outstanding shall automatically expire, and (ii) the Collateral Agent may accelerate and demand payment of all or any part of the Issuer’s obligations under the Notes or this Agreement and declare such amounts and obligations to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 8.3(iii), the Notes and all obligations under the Notes and this Agreement shall automatically be accelerated and made due and payable without any further notice or act).  Subject to Section 8.10, Collateral Agent may exercise all rights and remedies with respect to the Collateral available under the UCC and other applicable law, including without limitation the right to release, hold, sell, assign, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral and further including, without limitation, to: (a) foreclose the Liens and security interests created under this Section 8 relating to the Collateral by any valid judicial process, (b) enter any premises where any of the Collateral may be located for the purpose of taking possession or removing the same, and (c) sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale or at any broker’s board, in lots or in bulk, for cash, on credit or otherwise, upon such terms as shall be deemed acceptable to Collateral Agent, and to the extent permitted by law, Collateral Agent may bid or become a purchaser at any such sale.  All Agent’s and each Investor’s rights and remedies shall be cumulative and not exclusive.

8.5           Collateral Agent.

(a)           Appointment.  The Investors hereby appoint Sanderling Management Company, LLC as collateral agent for the Investors under this Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of this Agreement or replacement of the Collateral Agent at the written request of the holders of two-thirds (2/3) of the aggregate principal amount of the Notes then outstanding.

(b)           Powers and Duties of Collateral Agent, Indemnity by Investors.

(i)           Each Investor hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the holders of two-thirds (2/3) of the aggregate principal amount of the Notes then outstanding in accordance with the terms hereof, together with such powers as are reasonably incidental thereto.  Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii)           Neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Investor or to the Issuer for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of bad faith, gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Issuer to any of the Collateral or the freedom of any of the Collateral from any prior or other Liens or security interests; (iii) the determination, verification or enforcement of Issuer’s compliance with any of the terms and conditions of this Agreement; (iv) the failure by Issuer to deliver any instrument  or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the Collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(iii)           In the case of this Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, the Collateral Agent shall be entitled to recover from any proceeds of the Collateral pursuant to Section 8.6(a) all of the fees and expenses incurred by the Collateral Agent in connection with the operation and enforcement of this Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by Issuer.  The Collateral Agent shall not be entitled to recover any such amounts from any other holder of the Notes, unless such holder has received payment on its Notes in contravention of Section 8.6.

8.6            Application of Collateral Proceeds.  Subject to Section 8.10, the proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a)           First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(b)           Second, to the payment to each Investor of the amount then owing or unpaid on such Investor’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal); for purposes of this Agreement, the term “Pro Rata Share” shall mean, when calculating an Investor’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Investor’s Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Notes issued under this Agreement; in the event that an Investor receives payments or distributions in excess of its Pro Rata Share, then such Investor shall hold in trust all such excess payments or distributions for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such Investors;

(c)           Third, to the payment of other amounts then payable to each Investor under this Agreement, the Notes or any related agreement, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid, then its Pro Rata Share of the amount remaining to be distributed; and

(d)           Fourth, to the payment of the surplus, if any, to Issuer, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

8.7             Termination.  At Issuer’s request, upon the indefeasible payment or conversion in full of all amounts owing by Issuer under the Notes in accordance with the terms of this Agreement and the Notes and the cancellation or termination of any commitment to extend credit or make loans, the security interest granted herein shall terminate and Investors shall execute and deliver (or cause to be executed and delivered) any and all such instruments and/or documents reasonably requested by Issuer to effectuate such termination of the Liens and security interest granted hereunder.

8.8             Authorized Action by Collateral Agent.  The Issuer hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to the Issuer or any third party for failure so to do) any act which the Issuer is obligated by this Agreement to perform, and to exercise such rights and powers as the Issuer might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Issuer relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default.  The Issuer agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including attorneys’ fees, Collateral Agent may incur while acting as the Issuer’s attorney-in-fact hereunder in perfecting and maintaining the Liens hereunder, all of which costs and expenses are obligations hereunder.  It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent’s possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

8.9            Litigation and Other Proceedings

(a)           The Issuer shall have the right and reasonable obligation to commence and diligently prosecute such suits, proceedings or other actions for infringement or other damage, or reexamination or reissue proceedings, or opposition or cancellation proceedings as are reasonable to protect any of the patents, trademarks, copyrights, mask works or trade secrets.  No such suit, proceeding or other actions shall be settled or voluntarily dismissed, nor shall any party be released or excused of any claims of or liability for infringement, without the prior written consent of Collateral Agent, which consent shall not be unreasonably withheld.

(b)           Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right but not the obligation to bring suit or institute proceedings in the name of the Issuer or Collateral Agent to enforce any rights in the Collateral, including any license thereunder, in which event the Issuer shall at the request of Collateral Agent do any and all lawful acts and execute any and all documents reasonably required by Collateral Agent in aid of such enforcement.  If Collateral Agent elects not to bring suit to enforce any right under the Collateral, including any license thereunder, the Issuer agrees to use all reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any entity and for that purpose agrees to diligently maintain any action, suit or proceeding against any entity so infringing necessary to prevent such infringement.

8.10          Intercreditor Agreement.  This entire Section 8 shall be subject to the terms of the Intercreditor Agreement so long as such agreement is effective.  To the extent the terms set forth in this Section 8 conflict with the terms set forth in the Intercreditor Agreement, the Intercreditor Agreement terms shall control.

9.           INDEMNIFICATION.

9.1             Indemnification by the Issuer.  The Issuer will indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Section 7 hereof and any underwriter (as defined in the Securities Act) for such Holder, and any person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or such underwriter within the meaning of the Securities Act, and any officer, director, investment adviser, employee, agent, partner, member or affiliate of such Holder (each, a “Holder Indemnified Party”), from and against, and will reimburse each such Holder Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and reasonably incurred expenses to which such Holder or any such Holder Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or reasonably incurred expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any materially inaccurate representation or breach of any material warranty, agreement or covenant of the Issuer contained herein; provided, however, that the Issuer will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission (1) made in conformity with information furnished by such Holder in writing specifically for use in the preparation thereof, or (2) which was cured in an amendment or supplement to the prospectus (or any amendment or supplement thereto) delivered to the Holder on a timely basis to permit proper delivery thereof prior to the date on which any Registrable Securities were transferred or sold.

9.2             Indemnification by the Holder.  Each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Section 7 hereof will indemnify and hold harmless the Issuer, and any Person who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any officer, director, employee, agent, partner, member or affiliate of the Issuer (each, an “Issuer Indemnified Party”) from and against, and will reimburse the Issuer Indemnified Parties with respect to, any and all losses, damages, liabilities, costs or reasonably incurred expenses to which such Issuer Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or reasonably incurred expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made solely in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof; provided, however, that the liability of any Holder pursuant to this Section 9.2 shall be limited to an amount not to exceed the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement which gives rise to such obligation to indemnify.

9.3             Procedures.  Promptly after receipt by a party indemnified pursuant to the provisions of Section 9.1 or Section 9.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 9.1 or Section 9.2, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9 and shall not relieve the indemnifying party from liability under this Section 9, except to the extent that such indemnifying party is materially prejudiced by such omission.  In case such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 9.1 or Section 9.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof.  No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party.  No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

10.           CONDITIONS TO CLOSING.

10.1           Conditions to the Obligations of the Investors.  The obligation of an Investor to proceed with the Closing is subject to the following conditions, any and all of which may be waived by such Investor, in whole or in part, to the extent permitted by applicable law:

(a)           Representations and Warranties.  Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and (iii) such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer.  Unless the Investor receives written notice to the contrary at the Closing, such Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(b)           Agreement and Covenants.  The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.  Unless the Investor receives written notice to the contrary at the Closing, such Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(c)           No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

(d)           Closing Certificate. The Investor shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Issuer, dated as of the Closing, to the effect that the conditions set forth in Sections 10.1(a) and (b) have been fulfilled, and providing representations to certain matters regarding security interest filings by or on behalf of the Issuer.

10.2          Conditions to the Obligations of the Issuer.  The obligation of the Issuer to proceed with the Closing is subject to the following conditions, any and all of which may be waived by the Issuer, in whole or in part and with respect to any or all Investors, to the extent permitted by applicable law:

(a)           Representations and Warranties.  Each of the representations and warranties of the Investors contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.  Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(b)           Agreement and Covenants.  The Investors shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.  Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(c)           No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

11.           MISCELLANEOUS.

11.1         Defined Terms.  As used herein the following terms shall have the following meanings:

(a)           “Affiliate” has the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

(b)           “Aggregate Purchase Price” has the meaning specified in Section 1.1 of this Agreement.

(c)           “Bylaws” means the Bylaws of the Issuer, as the same may be supplemented, amended, or restated from time to time.

(d)           “Certificate of Designations” means the Certificate of Designations, Rights and Preferences of Series G Convertible Preferred Stock, substantially in the form attached hereto as Exhibit D, as the same may be supplemented, amended or restated from time to time.

(e)           “Certificate of Incorporation” means the Issuer’s Certificate of Incorporation, as the same may be supplemented, amended or restated from time to time.

(f)           “CHF” means Swiss franc.

(g)           “Closing” has the meaning specified in Section 2.1 of this Agreement.

(h)           “Collateral” means the property described on Appendix A attached to this Agreement.

(i)           “Commitment Amount” has the meaning specified in Section 1.1 of this Agreement.

(j)           “Common Stock” has the meaning specified in the Recitals of this Agreement.

(k)           “Confidential Information” has the meaning specified in Section 6.4 of this Agreement.

(l)           “Contract” means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

(m)           “Conversion Securities” means the Prior Note Equity Securities, ReGen AG Securities and ReGen AG Convertible Debt, as applicable.

(n)           “Due Date” means December 31, 2010, which date shall be automatically extended for three months if, on or prior to December 31, 2010, the Issuer has obtained FDA Notification.

(o)           “Equity Security” means the Issuer’s Common Stock or preferred stock that is convertible into Common Stock which shall not be redeemable at the option of the holder of such preferred stock.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)           “Exchange Rate” means the rate at which U.S. Dollars can be converted into CHF as provided by The Wall Street Journal or any other nationally or internationally recognized provider of exchange rates selected by the Issuer.

(r)           “FDA Notification” means notification from the Food and Drug Administration stating that the Issuer’s Menaflex product can remain marketable in the United States.

(s)           “Fundamental Transaction” means that the Issuer shall, directly or indirectly, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Issuer is the surviving corporation or entity) another person or entity where either (i) the Issuer’s stockholders immediately prior to such transaction own 50% or less of the outstanding voting securities of the surviving entity or (ii) the person or entity with which the Issuer is merging is not a subsidiary of the Issuer, (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its subsidiaries, taken as a whole, to another person or entity (other than to a subsidiary of the Issuer), (c) consummate a stock purchase agreement or other business combination with another person or entity or group of persons whereby such other person or entity or group of persons acquires 50% or more of the outstanding voting securities of the Issuer on a fully diluted basis or (d) otherwise dissolve or liquidate all or substantially all of the properties or assets of the Issuer and its subsidiaries, taken as a whole; provided, however, under no circumstances shall the consummation of the transactions contemplated by this Agreement, the Prior Subscription Agreement or by a ReGen AG Equity Financing, ReGen AG Debt Financing or Future Private Placement (as defined in the Prior Subscription Agreement) constitute a Fundamental Transaction.

(t)           “Fundamental Transaction Premium” has the meaning specified in Section 1.5 of this Agreement.

(u)           “GAAP” means generally accepted accounting principles in effect in the United States of America.

(v)           “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(w)           “Holder” has the meaning specified in Section 7.1 of this Agreement.

(x)           “Holder Indemnified Party” has the meaning specified in Section 9.1 of this Agreement.

(y)           “Insolvency Proceeding” means any proceeding commenced by or against any entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

(z)           “Intellectual Property” means all property over which the Issuer has valid and legally binding Intellectual Property Rights.

(aa)         “Intellectual Property Rights” has the meaning specified in Section 4.15 of this Agreement.

(bb)         “Intercreditor Agreement” means that certain Intercreditor Agreement and Collateral Agency Agreement dated as of _______________.

(cc)         “Interest” has the meaning specified in Section 1.2 of this Agreement.

(dd)         “Investors” has the meaning specified in the Preamble to this Agreement.

(ee)         “Issuer” has the meaning specified in the Preamble to this Agreement.

(ff)           “Issuer Indemnified Party” has the meaning specified in Section 9.2 of this Agreement.

(gg)         “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the UCC or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

(hh)        “Material Adverse Effect” means a material and adverse change in, or effect on, the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its Subsidiaries taken as a whole.

(ii)           “Notes” has the meaning specified in the Recitals to this Agreement.

(jj)           “Offering” has the meaning specified in Section 1.1 of this Agreement.

(kk)         “Options” means any rights, options or warrants, other than the Warrants, to subscribe for, purchase or otherwise acquire Common Stock or Conversion Shares.

(ll)           “Permit” means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any Governmental Authority.

(mm)       “Person” means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

(nn)        “Prior Bridge Notes” means the secured convertible notes issued pursuant to the Prior Subscription Agreement.

(oo)        “Prior Collateral Agent” has the meaning specified in Section 8.1 of this Agreement.

(pp)        “Prior Note Equity Securities” has the meaning specified in Section 1.4 of this Agreement.

(qq)        “Prior Subscription Agreement” means that certain Amended and Restated Subscription and Security Agreement, dated as June 15, 2010, by and between the Issuer and the Investors named therein, as the same may be amended and/or restated from time to time.

(rr)          “Preferred Stock” means the Series A Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock, the Series E Convertible Preferred Stock and the Series F Convertible Preferred Stock.

(ss)         “Pro Rata Share” has the meaning specified in Section 8.6(b) of this Agreement.

(tt)          “ReGen AG” means ReGen AG, a wholly-owned subsidiary of the Issuer formed under the laws of Switzerland.

(uu)        “ReGen AG Convertible Debt” has the meaning specified in Section 3.3 of this Agreement.

(vv)        “ReGen AG Debt Financing” means a financing by ReGen AG whereby it issues ReGen AG Convertible Debt.

(ww)       “ReGen AG Equity Financing” means the consummation of a financing by ReGen AG whereby it issues ReGen AG Securities for an aggregate purchase price of at least $5,000,000.

(xx)          “ReGen AG Securities” means shares of the capital stock of ReGen AG.

(yy)        “Register”, “registered” and “registration” refer to a registration of the offering and sale or resale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

(zz)           “Registrable Securities” means (i) (A) if the Prior Note Equity Securities are shares of Common Stock, the Prior Note Equity Securities issued upon conversion of this Note pursuant to Section 3.1 or (B) if the Prior Note Equity Securities are a security convertible into shares of Common Stock, the shares of Common Stock issuable upon conversion of the Prior Note Equity Securities issued upon conversion of this Note pursuant to Section 3.1, (ii) the shares of Common Stock issuable upon the conversion of the Warrant Shares and (iii) and any other shares of Common Stock or other securities issued in respect of the Notes by way of a stock dividend or stock split or in connection with a combination or subdivision of the Common Stock or by way of a recapitalization, merger or consolidation or reorganization of the Issuer; provided, however, that as to any particular securities, such securities will cease to be Registrable Securities upon the earlier of (i) the sale of such securities pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, (ii) the date that such securities are permitted to be disposed pursuant to Rule 144 under the Securities Act, regardless of whether current public information regarding the Issuer is available, as such term is understood under Rule 144 of the Securities Act, or (iii) the date on which all such securities cease to be outstanding; and, as a result of the event or circumstance described in either of the foregoing clauses (i) or (ii), all transfer restrictions and restrictive legends with respect thereto are removed or removable in accordance with this Agreement or such legends, as the case may be.

(aaa)       “Registration Statement” has the meaning specified in Section 7.2 of this Agreement.

(bbb)      “Required Consent” means the written consent of Sanderling Ventures and Ivy Healthcare Capital II L.P., each consenting on behalf of itself and any of its subsidiaries or affiliates that are also Investors.

(ccc)       “Required Holders” means Sanderling Ventures and Ivy Healthcare Capital II L.P.

(ddd)      “Requirements of Law” means as to any Person, the certificate of incorporation, bylaws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to, or binding upon, such Person or any of its properties or to which such Person or any of its property is subject.

(eee)       “Rule 144” has the meaning specified in Section 7.2 of this Agreement.

(fff)         “SEC” means the Securities and Exchange Commission.

(ggg)      “SEC Reports” has the meaning specified in Section 4.7 of this Agreement.

(hhh)      “Securities” has the meaning specified in Section 4.13 of this Agreement.

(iii)          “Securities Act” means the Securities Act of 1933, as amended.

(jjj)          “Series G Preferred Stock” means the Issuer’s Series G Convertible Preferred Stock, par value $0.01 per share.

(kkk)       “Subsidiary” means as to any Person, a corporation or limited partnership of which more than 50% of the outstanding capital stock or partnership interests having full voting power is at the time directly or indirectly owned or controlled by such Person.

(lll)          “Suspension Event” has the meaning specified in Section 7.5(a) of this Agreement.

(mmm)    “Suspension Period” has the meaning specified in Section 7.5(b) of this Agreement.

(nnn)      “UCC” has the meaning specified in the recitals to this Agreement.

(ooo)      “Warrant” has the meaning specified in the Recitals to this Agreement

(ppp)      “Warrant Price” means $1.00 per share of Series G Preferred Stock as adjusted pursuant to the provisions of the Warrant.

(qqq)       “Warrant Shares” has the meaning specified in Section 4.6 of this Agreement.

11.2         Other Definitional Provisions.

(a)           All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

(b)           Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)           All accounting terms shall have a meaning determined in accordance with GAAP.

(d)           The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits and schedules hereto) and not to any particular provision of this Agreement.

11.3          Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

(a)           if to the Issuer to:
ReGen Biologics, Inc.
411 Hackensack Avenue
Hackensack, NJ  07601
Attention: Gerald E. Bisbee, Jr., Ph.D.
Telecopy: 201.651.5141

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1650 Tysons Boulevard
McLean, VA 22102
Attention: David C. Main, Esq.

Telecopy: 703.770.7901

(b)           if to an Investor, to the address or telecopy number set forth next to its name on the signature page hereto.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

11.4         Entire Agreement.  This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between the parties with respect to such subject matter.

11.5         Expenses; Taxes.  The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby; provided, however, that the Issuer shall pay all Perfection Expenses incurred in connection with this Agreement, the Notes and the transactions contemplated herein and therein as and when such expenses are incurred or become due.  As used herein “Perfection Expenses” shall include all reasonable costs incurred in connection with the filing, perfecting and maintaining the security interests and liens granted in this Agreement including without limitation the filing of any financing statements, intellectual property security agreements or control agreements.  Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of an Investor) arising out of the issuance of the Securities (but not with respect to subsequent transfers) by the Issuer to an Investor and consummation of the transactions contemplated by this Agreement shall be paid by the Issuer.

11.6          Amendment; Waiver.  Subject to Section 6.7 of this Agreement, this Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Issuer and Collateral Agent.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision by Collateral Agent shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.  The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

11.7          Binding Effect; Assignment.  This Agreement shall bind and inure to the benefit of each of the parties hereto and the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Issuer without the Required Consent.

11.8          Counterparts; Facsimile Signature.  This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

11.9          Headings.  The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

11.10        Governing Law; Jury Trial Waiver.  This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York, without regard to principles of conflicts of law.  Jurisdiction shall lie in the State of New York.  THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

11.11             Severability.  The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement.  However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

[Signature Pages Follow]

           IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date set forth below.

NAME OF INVESTOR:	ADDRESS FOR NOTICES (Please Print):

SIGNATURE:
Attention:
By:	Telecopy:
Name:	Phone:
Title:	Email Address:
Tax Identification #:

Exact Name to appear on Note:   _______________________________________

Commitment Amount (in dollars, including First Tranche Commitment Amount indicated below): ________________________________

First Tranche Commitment Amount (in dollars): ________________________________

ACKNOWLEDGED AND ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN BY:

REGEN BIOLOGICS, INC.

By:
	Name:	Gerald E. Bisbee, Jr., Ph.D.
	Title:	President and
Chief Executive Officer

APPENDIX A
COLLATERAL DESCRIPTION

DEBTOR:  ReGen Biologics, Inc., a Delaware corporation

Subject to the proviso set forth below, all personal property of Issuer (herein referred to as “Debtor”, “Issuer”, “Borrower”), whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)           all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including all intellectual property, licenses, payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)           all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(c)           all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(d)           all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or  licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

(e)           any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the New York Uniform Commercial Code, as amended or supplemented from time to time;

provided, however, that the foregoing collateral description and the collateral pledged pursuant to this Agreement shall not include the following (the “Zimmer Collateral”):

The intellectual property of Borrower, rights in which shall constitute Collateral (as defined in that certain Intellectual Property Security Agreement, dated March 14, 2000, as amended or supplemented (the “Zimmer Security Agreement”), and shall consist of all of Borrower’s right and title to, and interest in, any copyrights, patents and trademarks (including without limitation those listed on Schedules A, B and C of the Zimmer Security Agreement), designs, mechanisms, processes, methods and instrumentation, which constitute, or directly relate to, the combination of Borrower’s collagen meniscus implant product and the NeOsteo growth hormone, commonly known as “CMI-2”.

The Zimmer Collateral shall not include (i) patent rights to the meniscus implant product without the NeOsteo growth hormone, commonly known as “CMI-1” or (ii) designs, mechanisms, processes, methods and instrumentation that constitute, or directly relate to, CMI-1.

EXHIBIT A

FORM OF NOTE

See attached.

EXHIBIT B

FORM OF WARRANT

See attached.

EXHIBIT C

CERTIFICATE OF DESIGNATIONS OF

SERIES G PREFERRED STOCK

See attached.

EXHIBIT D

RISK FACTORS RELATED TO THE SALE

THE ISSUER IS DEPENDENT ON THIRD PARTY FINANCING TO CONTINUE ITS OPERATIONS AND MAY NOT BE ABLE TO SATISFY ITS OBLIGATIONS, INCLUDING ITS OBLIGATIONS UNDER THE NOTES, WHICH MAY LEAD THE ISSUER TO SEEK PROTECTION UNDER THE UNITED STATES BANKRUPTCY CODE.

The Issuer depends on third party financing, such as that contemplated by the Agreement, in order to fund and continue its operations.  The Issuer will require additional third party financing in order to satisfy its obligations under the Notes.  There can be no assurance that the Issuer will be able to obtain the necessary funds from third parties on acceptable terms, if at all, or that the Issuer will be able to satisfy the obligations under the Notes.  If the Issuer is unable to obtain additional third party financing, it may need to cease all operations and seek bankruptcy protection under the United States Bankruptcy Code.

THE COLLATERAL SECURING THE NOTES MAY NOT BE SUFFICIENT TO REPAY THE NOTES.

The Collateral securing the Notes may not be sufficient to repay the Notes.  Further, the Collateral is subject to prior Liens, and to the extent the Collateral shall be used to satisfy the debt obligations of the Issuer, the proceeds received upon realization of the Collateral will be applied first to amounts due to the holder(s) of the prior Liens.

THERE CAN BE NO ASSURANCE THAT THE ISSUER OR REGEN AG WILL BE ABLE TO CONSUMMATE A FUTURE EQUITY OR DEBT FINANCING.

Each of the Issuer’s and ReGen AG’s ability to consummate a future equity or debt financing is subject to many factors, including, but not limited to, the status of certain investigations, reviews and/or proceedings by the FDA and the Congress, or any committee or subcommittee thereof, as disclosed to the Investors, and there can be no assurance that these investigations, reviews and/or proceedings will end soon or in a manner favorable to the Issuer or that the Issuer or ReGen AG will be able to consummate a future debt or equity financing.

SALES OR THE PERCEPTION OF FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE. BECAUSE THE MARKET PRICES FOR BIOTECHNOLOGY AND MEDICAL DEVICE STOCKS ARE LIKELY TO REMAIN VOLATILE, OUR STOCK PRICE MAY BE MORE ADVERSELY AFFECTED THAN OTHER COMPANIES BY SUCH FUTURE SALES.

Sales of substantial numbers of shares of our Common Stock in the public market, or the perception that significant sales are likely, could adversely affect the market price of our Common Stock.  Compliance with the registration rights provisions of the Subscription Agreement could create the perception that all the shares of Common Stock that may be issuable upon conversion of the Notes will soon be available for sale, and this number of shares is greater than the average trading volume for our shares.  No prediction can be made as to the effect, if any, that market sales of such shares will have on the market price of our Common Stock.  Sales of substantial amounts of such shares in the public market could adversely affect the market price of our Common Stock.

THE CONVERSION RATE OF THE NOTES FOR SHARES OF COMMON STOCK OR OTHER EQUITY SECURITIES MAY NOT BEAR ANY RELATIONSHIP TO OUR ASSETS, BOOK VALUE, EARNINGS HISTORY, OR OTHER ESTABLISHED CRITERIA.  AS A RESULT, YOU MAY EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

The conversion rate of the Notes for shares of Common Stock, other Equity Securities or ReGen AG Securities was established based on such factors as our capital requirements, financial conditions and prospects, percentage of ownership to be held by investors following this sale, and the general condition of securities markets at the time of the sale.  The conversion rate does not necessarily bear any relationship to our assets, book value, earnings history or other established criteria of value.  As a result, you may experience immediate and substantial dilution.

THE ISSUER IS NOT CURRENT IN ITS SEC FILINGS.

The Issuer has not filed its annual report on Form 10-K for the year ended December 31, 2009 or its quarterly reports on Form 10-Q for the quarters ended September 30, 2009, March 31, 2010 or June 30, 2010, and is otherwise not current in its SEC filings. Unless the Issuer becomes current, the SEC will not declare the registration statement registering the Common Stock underlying the Notes effective. Further, the SEC may sanction the issuer for being delinquent in its filings or decide to terminate the registration of the Issuer’s Common Stock, which could have a material adverse effect on the Issuer and the price of its securities.

WE ARE UNABLE TO DETERMINE WITH CERTAINTY WHEN THE REGISTRATION STATEMENT, WHICH MAY BE FILED WITH THE SEC, WILL BE DECLARED EFFECTIVE.  CONSEQUENTLY, YOU MAY NOT BE ABLE TO SELL YOUR SHARES OF COMMON STOCK FOR A SUBSTANTIAL PERIOD OF TIME.

Although we have undertaken to register the shares of Common Stock upon conversion of the Notes into Common Stock upon request for resale by you, you should be aware that we are unable to determine with certainty when the registration statement to be filed with the SEC will become effective.  The SEC may seek to review our registration statement, in which case, the period necessary to achieve effectiveness of the registration statement with the SEC will be affected by our ability to provide the SEC with sufficient disclosures satisfactory to the SEC.  The length of the SEC review process is uncertain and may extend to a number of months.  As you are aware, the shares of Common Stock that may issued upon conversion of the Notes that are being sold in this sale are restricted in nature and may not be publicly resold absent the effectiveness of the registration statement or pursuant to an applicable exemption from registration. Consequently, you may not be able to sell your shares of Common Stock for a substantial period of time.

WE MAY ALLOCATE THE NET PROCEEDS OF THIS SALE IN WAYS WITH WHICH YOU MAY NOT AGREE.

We will have broad discretion in how we apply the net proceeds from this sale.  Because the net proceeds of this sale are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or appropriateness of our application of the net proceeds, and you and other shareholders may not agree with our decisions.  For example, we may attempt to acquire other businesses or assets using a portion of the net proceeds of this sale which otherwise could have been used for working capital.  There can be no assurance that we will be able to acquire any desirable businesses or assets or that, if acquired, that we will be able to successfully develop or integrate such businesses or assets.

EXHIBIT E

EXPLANATION OF “BENEFICIAL OWNERSHIP”

Securities that are subject to a power to vote or dispose are deemed beneficially owned by the person who holds such power, directly or indirectly.  This means that the same securities may be deemed beneficially owned by more than one person, if such power is shared.  In addition, the beneficial ownership rules provide that shares which may be acquired upon exercise of an option or warrant, or which may be acquired upon the termination of a trust, discretionary account or similar arrangement, which can be effected within a period of sixty (60) days from the date of determination, are deemed to be “beneficially” owned.  Furthermore, shares that are subject to rights or powers even though such rights or powers to acquire are not exercisable within the 60-day period may also be deemed to be beneficially owned if the rights or powers were acquired “with the purpose or effect of changing or influencing the control of the issuer or in connection with or as a participant in any transaction having such purpose or effect.”

In determining whether securities are “beneficially owned,” benefits which are substantially equivalent to those of ownership by virtue of any contract, understanding, relationship, agreement or other arrangement should cause the securities to be listed as “beneficially owned.”

Thus, for example, securities held for a person’s benefit in the name of others or in the name of any estate or trust in which such person may be interested should also be listed.  Securities held by a person’s spouse, children or other members of such person’s family who are such person’s dependents or who live in such person’s household should be listed as “beneficially owned” unless such person does not enjoy benefits equivalent to those of ownership with respect to such securities.

If a person has a proprietary or beneficial interest in a controlled corporation, partnership, personal holding company, trust or estate which owns of record or beneficially any securities, such person should state the amount of such securities owned by such controlled corporation, partnership, personal holding company, trust or estate in lieu of allocating such person’s proprietary interest, and by note or otherwise, please indicate that.  In any case, the name of the controlled corporation, partnership, personal holding company, or estate must be stated.

In all cases the nature of the beneficial ownership should be stated.

EXHIBIT F

ADDITIONAL INFORMATION

The Investor hereby provides the following additional information:

(a)           Excluding the Notes (and any Conversion Shares into which such Notes may be converted) subscribed for above, set forth below is the number of shares of preferred stock of the Issuer (“Preferred Stock”) or Common Stock and options, rights or warrants of the Issuer (“Options” and together with the Preferred Stock and Common Stock, “Owned Securities”) which the Investor beneficially owns or of which the Investor is the record owner on the date hereof.  Please refer to the definition of beneficial ownership on Exhibit D attached hereto.  If none, please so state.

Number of shares of Preferred Stock and Common Stock:_______________________ (excluding the Notes, and any Conversion Shares into which such Notes may be converted, subscribed for above)

Number of Options:  __________________

Please indicate by an asterisk (*) above if the Investor disclaims “beneficial ownership” of any of the above listed Owned Securities, and indicate in response to question (b) below who has beneficial ownership.

(b)           If the Investor disclaims “beneficial ownership” in question (a),  please furnish the following information with respect to the person(s) other than the Investor who is the beneficial owner(s) of the Owned Securities in question.  If not applicable, please check box:   ☐

Name of Beneficial Owner:____________________________________
Relationship to the Investor:____________________________________
Number of Owned Securities Beneficially Owned:________________________

I              As to the Owned Securities indicated as being “beneficially owned” in answers to question (a) and (b) does any person other than the person identified as the “beneficial owner” have:

                      (i)           the sole or shared power to vote or to direct the vote of any such Owned Securities?

         Yes ☐ No ☐

or                  (ii)           the sole or shared power to dispose or to direct the disposition of any such Owned Securities (referred to as “dispositive power”)?

           Yes ☐ No ☐

If the answer is “Yes” to either of the forgoing questions, the Investor should set forth below the name and address of each person who has either such power or with whom the indicated “beneficial owner” shares such power, together with such number of shares to which such rights relates.

IF THE INVESTOR IS AN ENTITY OR A TRUST:

The Investor must list the name of each natural person associated with the Investor entity or trust who has or shares voting or dispositive power with respect to the shares indicated as being “beneficially owned” in answers to questions (a) or (c).  For an investment or holding company, the investment manager(s) would normally be the person(s) who hold(s) or share(s) voting and dispositive power.  For a trust, the natural person(s) holding or sharing voting or dispositive power would normally be the trustee(s).  For other types of entities, the natural person(s) holding or sharing voting or dispositive power would normally be the officer(s) empowered by the board of directors to make such decisions, or if there is no such officer, each of the directors.  Disclosure is required for each natural person who in practice has voting or dispositive power, regardless of that person’s formal title or position within the organization.

NAME OF INVESTOR:________________

Name of Natural Person	Type of Power: Voting/Dispositive/ Both	Address	Position or Title

(d)           In any pending legal proceeding, is the Investor or any of its affiliates a party, or does the Investor or any such affiliate have an interest, adverse to the Issuer or any affiliate of the Issuer?

Yes ☐ No ☐

If the answer is “Yes,” please describe, and state the nature and amount of, such interest.

(e)           Is there any family relationship (including relationships by blood, marriage, and adoption, except those more remote than first cousin) between the Investor or any of its affiliates and any director or officer of the Issuer, any affiliate of the Issuer or any person who has been chosen to become a director or officer of the Issuer?

Yes ☐ No ☐

If the answer is “Yes,” please describe the relationship.

(f)           Are any of the Owned Securities listed in response to question (a) the subject of a voting agreement, contract or other arrangement whereby others have voting control over, or any other interest in, any of the Investor’s Owned Securities?
☐  Yes ☐  No

If the answer is “Yes”, please give details:____________________________________________.

(g)           Please describe each position, office or other material relationship which the Investor has had with the Issuer or any of its affiliates, including any Subsidiary of the Issuer, within the past three years.  Please include a description of any loans or other indebtedness, and any contracts or other arrangements or transactions involving a material amount, payable by the Investor to the Issuer or any of its affiliates, including its Subsidiaries, or by the Issuer or any of its affiliates, including its Subsidiaries, to the Investor.  “Affiliates” of the Issuer include its directors and executive officers, and any other person controlling or controlled by the Issuer.  If none, please so state.

Answer:

(h)           Please provide the name and address of other person(s), if any, to whom any proxy statements, registration statements (including notice of effectiveness thereof), prospectuses or similar documents and information should be delivered by the Issuer on behalf of the Investor in the future, with respect to the Investor’s shares:

(i)           Please advise if a Financial Industry Regulatory Authority (FINRA) member has placed with you the Notes or Conversion Shares being purchased hereunder:  (Name of Member): ________________________________

(j)           Please disclose if the Investor is a broker-dealer: ☐ Yes   ☐ No

(k)           Please disclose if the Investor is affiliated with a broker-dealer:  ☐ Yes    ☐ No

If the answer is “Yes,” please answer the following: the shares being registered for resale were purchased in the ordinary course of business, and at the time of the purchase, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities:  ☐  Yes ☐  No